                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): March 29, 2002



                            Neose Technologies, Inc.

                 (Exact name of issuer as specified in charter)



          DELAWARE                      0-27718                13-3549286
-----------------------------        -------------          -----------------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
     of Incorporation or                 file                Identification
        Organization)                   number)                  Number)


                                102 Witmer Road,
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 441-5890

              (Registrant's telephone number, including area code)

Item 5 - Other Events.

     Neose Technologies, Inc. announced the appointment of C. Boyd Clarke as president, chief executive officer, and director effective March 29, 2002. Neose founder, Stephen Roth, Ph.D., will remain as the company's non-executive chairman of the board, and will serve as scientific advisor to Mr. Clarke.

     Mr. Clarke served most recently as chairman and chief executive officer of Aviron, which was acquired by Medimmune, Inc. earlier this year. He was previously president and chief executive officer of U.S. Bioscience, Inc. Before joining U.S. Bioscience, Mr. Clarke spent eighteen years at Merck & Co. where he held a number of positions, including president of Pasteur-Merieux MSD, and Vice President of Merck Vaccines.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         Exhibit No.                Description
         -----------                ------------

         10.1                       Employment Agreement with C. Boyd Clark dated March 29, 2002

         10.2                       Non-Qualified Stock Option Agreement with C. Boyd Clark dated March 29, 2002

         10.3                       Separation and Consulting Agreement with Stephen A. Roth dated March 29, 2002




                                    Signatures


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     NEOSE TECHNOLOGIES, INC.


Date: April 4, 2002                  By: /s/ C. Boyd Clark
                                         -----------------------
                                          C. Boyd Clark
                                          President and Chief Executive Officer

                                Index to Exhibits



         Exhibit No.                Description
         ----------                 ------------
         10.1                       Employment Agreement with C. Boyd Clark dated March 29, 2002

         10.2                       Non-Qualified Stock Option Agreement with C. Boyd Clark dated March 29, 2002

         10.3                       Separation and Consulting Agreement with Stephen A. Roth dated March 29, 2002
